UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2008

Adex Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-143695	20-8755674
(Commission File Number)	(I.R.S. Employer Identification No.)

883 North Shoreline Boulevard; Suite A200 Mountain View, CA	10019
(Address of Principal Executive Offices)	(Zip Code)

(650) 967-3040
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into Material Definitive Agreement.

Acquisition of Digital Instructor, LLC.

On August 12, 2008 (the “Closing Date”), Adex Media, Inc., a Delaware corporation, (the “Company”) entered into a Membership Interest Purchase Agreement (“MIPA”) with the ten members (the “Members”) of Digital Instructor, LLC, a Colorado limited liability company (“Digital Instructor”) to purchase all outstanding membership interests (“Membership Interests”) of Digital Instructor.

Digital Instructor is engaged in the business of developing, manufacturing, selling and marketing consumer learning products through proprietary technologies.  It distributes its products to customers nationwide on both physical media and via digital delivery for use with personal computers and other devices. Digital Instructor is based in Boulder, Colorado.

The purchase price for the Membership Interests consisted of the following:
(i)	One Million Dollars ($1,000,000) in cash at closing;
(ii)	A Senior Secured Promissory Note (the “Note”) in the principal amount of Five Hundred Thousand Dollars ($500,000) payable on February 12, 2009;
(iii)
 One Million Two Hundred Thousand (1,200,000) restricted shares of the Company’s common stock (the “Shares”).  The Shares are subject to a lockup and share release agreement which restricts the Members from selling the Shares until certain prescribed intervals; and

(iv)
 An additional amount up to Five Hundred Thousand Dollars ($500,000) payable within a certain period of time following August 12, 2009, subject to Digital Instructor achieving certain gross revenue performance milestones (the “Earn Out”).

The Company issued the Note to Digital Equity Partners, LLC (“Digital Equity Partners”), a Colorado limited liability company wholly owned by the selling members of Digital Instructor and formed for the purpose of holding the Note. The Note’s principal amount of Five Hundred Thousand Dollars ($500,000) bears no interest. The Note has a maturity date that is six months from the Closing Date and contains customary events of default that entitle the holder thereof to accelerate the maturity date of the unpaid principal amount.

As part of the transaction, the Company entered into a security agreement with Digital Equity Partners for purposes of collateralizing the Note (the “Security Agreement”). Under the Security Agreement, the Members were given a first priority security interest in the Membership Interests purchased by the Company.

The Shares are subject to two reset provisions over twelve months. The first reset provision shall occur six months after the Closing date (the “Six Month Reset”) and shall adjust the first six hundred thousand (600,000) Shares pursuant to a formula that compares the volume-weighted average price (the “VWAP”) of the Company’s common stock for the twenty days preceding the Six Month Reset to a contractually guaranteed minimum price per Share.  In the event the VWAP is less than $2.50 per share, the Company shall issue an additional number of shares of common stock as necessary to provide the Members with the benefit of the guaranteed minimum price.

The Six Month Reset is subject to a maximum floor value for the VWAP of $0.75 per share. The second reset provision shall occur twelve months after the Closing date (the “Twelve Month Reset”) and shall adjust the second six hundred thousand (600,000) Shares pursuant to a formula that compares the VWAP of the Company’s stock for the twenty days preceding the Twelve Month Reset to a contractually guaranteed minimum price per Share.  In the event the VWAP is less than $2.50 per share, the Company shall issue an additional number of shares of common stock as necessary to provide the Members with the benefit of the guaranteed minimum price. The Twelve Month Reset is subject to a maximum floor value for the VWAP of $0.75 per share.

As part of the transaction, the Company entered into a lockup and share release agreement (the “Lockup”) which restricts the Members from selling the Shares until certain prescribed intervals. The Lockup begins to lapse twelve months after the Closing Date with all restrictions under the Lockup lapsing eighteen months after the Closing Date.

Concurrent with the closing, Mr. Dennis C. Hefter, Managing Member of Digital Instructor, entered into an employment agreement with the Company (the “Employment Agreement”).  Under the Employment Agreement, Mr. Hefter has been appointed a Division Manager of the Company, for which he will be paid a base salary of $280,000.  Mr. Hefter was also granted options to purchase 400,000 shares of the Company’s common stock at the closing price of the Company’s common stock on the Closing Date (the “Options”). The Options shall vest one fourth after twelve months of Mr. Hefter’s active service and the remainder ratably over the next thirty-six months of active service. Pursuant to the Employment Agreement, the Company agreed to indemnify Mr. Hefter (subject to customary limitations) in connection with any claims or liabilities to which Mr. Hefter may be subject in the course of his employment. Mr. Hefter will remain the sole manager of Digital Instructor during the term of his employment with the Company, subject to the Company’s discretion.

The purchase price for Digital Instructor was determined based on arm’s length negotiations. Prior to the acquisition, there were no material relationships between the Company and Digital Instructor nor with any of either company’s affiliates, directors, officers, or any associate of such directors or officers.

Copies of the Purchase Agreement and all ancillary documents, including the Note, the Security Agreement and the Lockup, are attached as Exhibits under Item 9.01(d) of this report and are incorporated herein by reference.

The Company issued a press release on August 14, 2008 announcing the acquisition of Digital Instructor. A copy of the Company’s press release is also attached as an Exhibit under Item 9.01(d) of this report.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Item 1.01 of this Form 8-K, which contains a description of the Membership Interest Purchase Agreement is incorporated into this Item 2.01 by reference.

Item 2.03. Creation of a Direct financial Obligation

Item 1.01 of this Form 8-K, which contains a description of the obligations set forth in the Note and the Security Agreement, is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Concurrent with the completion of the aforementioned transaction, the Company issued 1,200,000 shares of its common stock (the “Shares”) to the Members of Digital instructor as part of the purchase price.

The Shares were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder.

Item 1.01 of this Form 8-K, which contains a description of the Membership Interest Purchase Agreement, is incorporated into this Item 3.02 by reference.

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 1.01 of this Form 8-K, which contains a description of the Employment Agreement and the Options, is incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file by amendment the financial statements of Digital Instructor required by this item no later than 71 days after the date that this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The Company intends to file by amendment the required pro forma financial information no later than 71 days after the date that this report on Form 8-K must be filed.

(d) Exhibits.

2.1	Membership Interest Purchase Agreement, dated as of August 12, 2008, by and among Adex Media, Inc. and the Members of Digital Instructor, LLC.
10.1	Senior Secured Promissory Note, dated as of August 12, 2008, by and among Adex Media, Inc., Inc. and Digital Equity Partners, LLC.
10.2	Security Agreement, dated as of August 12, 2008, by and among Adex Media, Inc., and Digital Equity Partners, LLC.
10.3	Form of Lockup and Share Release Agreement, dated as of August 12, 2008, by and among Adex Media, Inc., and the Members of Digital Instructor, LLC
10.4	Employment Agreement dated as of August 12, 2008 by and among Adex Media, Inc. and Dennis C. Hefter.
99.1	Press release dated August 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEX MEDIA, INC.

Date: August 18, 2008	By:	/s/ Ben Zadik
Ben Zadik
Chief Financial Officer